Exhibit 23.5



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.



/s/ Geo. S. Olive & Co. LLC



Indianapolis, Indiana
August 16, 1996